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                                                           Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2000 relating to the consolidated financial statements, which appears in Greater Bay Bancorp's Current Report on Form 8-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated May 18, 2000 relating to the supplemental consolidated financial statements, which appears in the Current Report on Form 8-K filed on May 18, 2000.



/s/ PricewaterhouseCoopers LLP

San Francisco, California
May 22, 2000